EXHIBIT 5.1

                                                                  August 2, 2001

Ingersoll-Rand Company
200 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677

Ladies and Gentlemen:

      I am Senior Vice President and General Counsel of Ingersoll-Rand Company, a New Jersey corporation (the "Company"), and have acted as counsel for the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Ingersoll-Rand Financing II and Ingersoll-Rand Financing III Delaware business trusts (the "Trusts" and each a "Trust") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of the Company par value $2 per share (the "Common Stock"); (ii) warrants to purchase Common Stock (the "Common Stock Warrants"); (iii) shares of preference stock of the Company without par value (the "Preference Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iv) warrants to purchase Preference Stock (the "Preference Stock Warrants"); (v) debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); (vi) warrants to purchase Debt Securities (the "Debt Security Warrants" and collectively with the Common Stock Warrants and the Preference Stock Warrants, the "Securities Warrants"); (vii) contracts for the purchase and sale of Common Stock or Preference Stock (the "Purchase Contracts"); and (viii) Stock Purchase Units (the "Stock Purchase Units") of the Company, consisting of a Purchase Contract and any of Debt Securities, debt obligations of third parties, including U.S. Treasury Securities (the "Third Party Debt Securities"), or Trust Preferred Securities (as defined below), securing the holder's obligation to purchase the Common Stock or the Preference Stock under the Stock Purchase Contract (the "Stock Purchase Units"). The Registration Statement also relates to the registration under the Act of trust preferred securities of the Trusts (the "Trust Preferred Securities") and guarantees of the Trust Preferred Securities by the Company (the "Guarantees"). The Common Stock, the Preference Stock, the Depositary Shares, the Debt Securities, the Guarantees, the Purchase Contracts, the Securities Warrants and the Stock

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Purchase Units are hereinafter referred to collectively as the "Securities." The
Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $986,400,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

      The Senior Debt Securities thereof will be issued under an Indenture, as supplemented (the "Senior Indenture"), dated as of August 1, 1986, between the Company and The Bank of New York, as Trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Indenture") between the Company and the subordinated indenture trustee (the "Subordinated Indenture Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

      The Purchase Contracts will be issued pursuant to a purchase contract agreement (the "Purchase Contract Agreement") between the Company and the purchase contract agent (the "Purchase Contract Agent").

      The Depositary Shares will be issued pursuant to a deposit agreement between the Company and the depositary agent (the "Depositary Agent").

      The Guarantees will be issued pursuant to a guarantee agreement (the "Guarantee Agreement") between the Company and the guarantee trustee (the "Guarantee Trustee").

      The Common Stock Warrants will be issued under a common stock warrant agreement (the "Common Stock Warrant Agreement") between the Company and the common stock warrant agent. The Preference Stock Warrants will be issued under a preference stock warrant agreement (the "Preference Stock Warrant Agreement") between the Company and the preference stock warrant agent. The senior debt security warrants will be issued under a senior debt security warrant agreement (the "Senior Debt Security Warrant Agreement") among the Company, the senior debt security warrant agent and the Senior Trustee. The subordinated debt security warrants will be issued under a subordinated debt security warrant agreement (the "Subordinated Debt Security Warrant Agreement") among the Company, the subordinated debt

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security warrant agent and the Subordinated Indenture Trustee. The Common Stock
Warrant Agreement, the Preference Stock Warrant Agreement, the Senior Debt Security Warrant Agreement and the Subordinated Debt Security Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty."

      I have examined, or supervised the examination of, the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Company.

      In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I also have assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Indenture Trustee; (3) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent; (4) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (5) at the time of the execution, issuance and delivery of the Guarantees, the Guarantee Agreement will be the valid and legally binding obligation of the Guarantee Trustee; and
(6) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto.

      I have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly

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authorized, executed and delivered by the Company; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will have been duly authorized, executed and delivered by the Company;
(4) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; and (5) at the time of execution, issuance and delivery of the Guarantees, the Guarantee Agreement will have been duly authorized, executed and delivered by the Company.

      Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

            1. With respect to the Common Stock, assuming the (a) taking by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board"), of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.

            2. With respect to the Preference Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preference Stock, (b) due filing of the Certificate of Amendment and (c) due issuance and delivery of the Preference Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preference Stock will be validly issued, fully paid and nonassessable.

            3. With respect to the Receipts, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preference Stock, (b) due filing of the Certificate of Amendment, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (d) due issuance and delivery of the Preference Stock, upon payment of the consideration therefore provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and (e) Receipts evidencing the Depositary Shares

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      are duly issued against the deposit of the Preference Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement.

            4. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board, and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

            5. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters by the Board, (b) due execution, issuance and delivery of the Guarantees upon payment of the consideration thereof provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

            6. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters by the Board and (b) due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

            7. With respect to the Securities Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the terms of the offering thereof and related matters by the Board and (b) due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with

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      the provisions of the applicable Warrant Agreement, such Securities
      Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

            8. With respect to the Stock Purchase Units, assuming the (a) taking of all necessary corporate action by the Board to authorize and approve
      (1) the issuance and terms of the Stock Purchase Units, (2) the execution and terms of the Purchase Contracts which are a component of the Stock Purchase Units, the terms of the offering thereof and related matters, (3) the issuance and terms of the Debt Securities which are a component of the Stock Purchase Units, the terms of the offering thereof and related matters, and (4) the issuance and terms of the Trust Preferred Securities which are a component of the Stock Purchase Units, the terms of the offering thereof and related matters, (b) taking of all necessary corporate action to authorize and approve the issuance and terms of the Third Party Debt Securities which are a component of the Stock Purchase Units and related matters by the board of directors of each third party, a duly constituted and acting committee of such board or duly authorized officers of each third party and (c) due execution, authentication, in the case of Debt Securities and Third Party Debt Securities, issuance and delivery of (1) the Stock Purchase Units, (2) such Purchase Contracts (3) such Debt Securities, (4) such Trust Preferred Securities and (5) such Third Party Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, the applicable Indenture, in the case of such Debt Securities, the applicable Certificate of Trust and Trust Agreement, in the case of such Trust Preferred Securities and the applicable indenture, in the case of such Third Party Debt Securities, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

      My opinions set forth in paragraphs 4 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

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      I am a member of the Bar of the State of New Jersey, and I do not express any opinion herein concerning any law other than the law of the State of New Jersey and the Federal law of the United States.

      I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                                               Very truly yours,


                                               /s/ Patricia Nachtigal

                                               Patricia Nachtigal, Esq.